Exhibit 99.2

Timothy Brown

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, New York 11771

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, California 90403

Telephone: (310) 915-6628

Facsimile: (310) 915-9897

Email: rmoest@aol.com

Counsel for Plaintiff

[Additional counsel on signature page]

SUPERIOR COURT OF THE STATE OF CALIFORNIA
COUNTY OF LOS ANGELES

SCOTT THOMAS, Derivatively and on Behalf of INFUSYSTEM HOLDINGS, Inc.,

Plaintiff,

vs.

Eric K. Steen, Jonathan P. Foster, Christopher Downs, Gregg Lehman, David Dreyer, Ryan Morris, Scott A. Shuda, JOSEPH Whitters, and Wayne Yetter,

Defendants,

and

infusystem holdings, INC.,

Nominal Defendant.

Case No.: BC656147 Judge: Hon. Holly J. Fujie Department 56 Date Action Filed: April 3, 2017 STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the “Stipulation”), dated December 7, 2018, is made and entered into by and among the following Parties (as defined herein), each by and through their respective counsel: (i) plaintiff to the above-captioned shareholder derivative action (the “Derivative Action”), Scott Thomas (“Plaintiff”), derivatively on behalf of InfuSystem Holdings, Inc. (“InfuSystem” or the “Company”); (ii) nominal defendant InfuSystem; and (iii) defendants Eric K. Steen, Jonathan P. Foster, Christopher Downs, Gregg Lehman, David Dreyer, Ryan Morris, Scott A. Shuda, Joseph Whitters, and Wayne Yetter (collectively, the “Individual Defendants,” and together with InfuSystem, “Defendants”), all of whom are current or former members of InfuSystem’s Board of Directors (the “Board”) and/or senior officers of InfuSystem. This Stipulation, subject to the approval of the Superior Court of the State of California, County of Los Angeles (the “Court”), is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein) and to result in the complete dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Parties’ claims or defenses.

I.	INTRODUCTION

A.	Factual Background

InfuSystem is a healthcare company that provides infusion pumps and related products and services for patients in the home, oncology clinics, ambulatory surgery centers, and other sites of care from four locations in the United States and Canada. Plaintiff alleges in the Derivative Action that the Individual Defendants failed to maintain internal controls ath the Company and made and/or caused the Company to make misrepresentations concerning InfuSystem’s business, operations, and prospects in its press releases, conference calls, and filings with the U.S. Securities and Exchange Commission (“SEC”).

B.	Procedural Background

On April 3, 2017, Plaintiff filed the Derivative Action in the Court against the Individual Defendants, asserting claims for breach of fiduciary duty, abuse of control, gross mismanagement, unjust enrichment, and waste of corporate assets.

On May 23, 2017, the Parties filed a joint stipulation to stay the Derivative Action pending the resolution of the related securities fraud class action filed in the United States District Court for the Central District of California, captioned Lechner v. InfuSystem Holdings, Inc. et al., Case No. 2:16-cv-08295 (the “Securities Class Action”).

On May 25, 2017, the Court entered an order granting the joint stipulation to stay.

On January 29, 2018, the United States District Court for the Central District of California dismissed the Securities Class Action with prejudice.

On February 15, 2018, the Derivative Action was reassigned to the Honorable Holly J. Fujie, effective February 20, 2018.On February 28, 2018, the lead plaintiff in the Securities Class Action filed a notice of appeal to the Ninth Circuit Court of Appeals.

On June 13, 2018, the Ninth Circuit Court of Appeals granted a motion to dismiss the appeal made by the lead plaintiff in the Securities Class Action.

C.	Settlement Negotiations

On July 14, 2018, Plaintiff’s Counsel (as defined herein) sent a settlement demand to Defendants’ Counsel (as defined herein) that included proposed corporate governance reforms for the Company to implement.

Plaintiff’s Counsel and Defendants’ Counsel subsequently exchanged numerous written proposals and counter-proposals to settle the Derivative Action and had numerous telephonic conferences in which they negotiated a settlement.

On November 2, 2018, the Parties executed a Confidential Settlement Term Sheet that contained the material terms of the settlement reflected in this Stipulation (the “Settlement”) except for the amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel.

The Confidential Settlement Term Sheet includes the adoption of corporate governance reforms by the Company, which are fully set forth in Exhibit A attached hereto (the “Reforms”). As a condition of the Settlement, InfuSystem will maintain the Reforms for at least five (5) years, except as otherwise stated in Exhibit A.

After agreeing in principle to the Reforms, the Parties began to negotiate at arm’s-length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiff’s Counsel. On November 19, 2018, the Defendants agreed that they or their insurer will pay $75,000.00 to Plaintiff’s Counsel as their attorneys’ fees and expenses (the “Fee and Expense Award”), in light of the substantial benefit that will be conferred upon the Company and its stockholders by the Reforms as a result of the settlement of the Derivative Action.

The independent directors of InfuSystem’s Board, in exercising their business judgment, approve the Settlement and each of its terms as set forth in this Stipulation as in the best interest of InfuSystem.

II.	PLAINTIFF’S COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFF’S CLAIMS, AND THE SUBSTANTIAL BENEFIT OF SETTLEMENT

Plaintiff’s Counsel conducted an investigation relating to the claims and the underlying events alleged in the Derivative Action, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in the related Securities Class Action; (3) researching and drafting the shareholder derivative complaint in the Derivative Action; (4) reviewing the pleadings, motion to dismiss briefs filed in, and the order on the motion to dismiss entered in, the Securities Class Action; (5) researching the applicable law with respect to the claims in the Derivative Action and the potential defenses thereto; (6) researching corporate governance issues; (7) preparing an extensive settlement demand and corporate governance reforms proposals; and (8) engaging in extensive settlement negotiations with Defendants’ Counsel.

Plaintiff’s Counsel believe that the claims asserted in the Derivative Action have merit and that their investigation support the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the substantial benefit conferred on the Company by the Settlement, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiff has concluded that it is desirable that the Derivative Action be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation. Plaintiff and Plaintiff’s Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trials and possible appeals. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the substantial benefit conferred on the Company and its stockholders as a result of the Settlement, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is in the best interests of Plaintiff, InfuSystem, and Current InfuSystem Stockholders (as defined herein), and have agreed to settle the Derivative Action upon the terms, and subject to the conditions, set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiff in the Derivative Action and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Action and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to InfuSystem or its stockholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiff’s allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Action. Without admitting the validity of any of the claims that Plaintiff has asserted in the Derivative Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants acknowledge and agree that the pendency, prosecution, and settlement of the Derivative Action was a substantial contributing factor in the Company’s decision to adopt and implement each of the Reforms, which confer a substantial benefit on the Company and its stockholders.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiff, derivatively on behalf of InfuSystem, the Individual Defendants, and InfuSystem, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the substantial benefit flowing to the Parties hereto, the Derivative Action and all of the Released Claims shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.

1.1	“Board” means the InfuSystem Board of Directors.

1.2

“Claims” means, collectively, any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character (including but not limited to claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured.

1.3	“Court” means the Superior Court of the State of California, Los Angeles County.

1.4

“Current InfuSystem Stockholders” means, for purposes of this Stipulation, any Persons (defined below) who owned InfuSystem common stock as of the date of this Stipulation and who continue to hold their InfuSystem common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of InfuSystem, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5	“Defendants” means, collectively, the Individual Defendants and nominal defendant InfuSystem.

1.6	“Defendants’ Counsel” means Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, California 90401 and Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067.

1.7

“Defendants’ Released Claims” means all Claims that could be asserted in any forum by the Released Persons against Plaintiff, and Plaintiff’s Counsel, InfuSystem, and all Current InfuSystem Stockholders (solely in their capacity as InfuSystem stockholders) (including known and unknown Claims brought directly), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Released Claims; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.8	“Derivative Action” means the shareholder derivative action filed in this Court, captioned: Thomas v. Steen, et al., Case No. BC656147.

1.9	“Effective Date” means the first date by which all of the events and conditions specified in Section IV, ¶ 6.1 herein have been met and have occurred.

1.10	“Fee and Expense Award” means the sum to be paid to Plaintiff’s Counsel for their attorneys’ fees and expenses, as detailed in Section IV, ¶¶ 5.1-5.2 herein, subject to approval by the Court.

1.11

“Final” means the time when an order or judgment that has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when (1) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed in the Derivative Action; or (2) an appeal has been filed and the court of appeals has either affirmed the order or judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review, and that court has either affirmed the underlying order or judgment or affirmed the court of appeals’ decision affirming the order or judgment or dismissing the appeal or writ proceeding.

1.12	“Individual Defendants” means, collectively: Eric K. Steen, Jonathan P. Foster, Christopher Downs, Gregg Lehman, David Dreyer, Ryan Morris, Scott A. Shuda, Joseph Whitters, and Wayne Yetter.

1.13	“InfuSystem” or the “Company” means nominal defendant InfuSystem Holdings, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.

1.14	“Judgment” means the final order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.15	“Notice to Current InfuSystem Stockholders” or “Notice” means the Notice to Current InfuSystem Stockholders, substantially in the form of Exhibit B attached hereto.

1.16	“Parties” means, collectively, the Plaintiff (derivatively on behalf of InfuSystem), each of the Individual Defendants, and nominal defendant InfuSystem.

1.17

“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.18	“Plaintiff” means Scott Thomas.

1.19

“Plaintiff’s Counsel” means The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771 and The Brown Law Firm, P.C., 2530 Wilshire Boulevard, Second Floor, Santa Monica, California 90403.

1.20

“Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit C attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current InfuSystem Stockholders, and scheduling a Settlement Hearing to consider whether the Settlement and Fee and Expense Award should be finally approved.

1.21

“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.22

“Released Claims” means all Claims, including known and Unknown Claims (as defined herein), against any of the Released Persons that (i) were asserted or could have been asserted derivatively in the Derivative Action; (ii) would have been barred by res judicata had the Derivative Action been fully litigated to final judgment; or (iii) that could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern, arise out of or relate in any way to any of the subject matters, allegations, transactions, facts, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in the complaint in the Derivative Action, provided that Released Claims shall not include claims to enforce the terms of this Settlement.

1.23	“Released Person(s)” means, collectively, each and all of the Defendants and their Related Persons.

1.24	“Settlement” means the settlement of the Derivative Action as documented in this Stipulation.

1.25

“Settlement Hearing” means a hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.26	“Stipulation” means this Stipulation and Agreement of Settlement, dated December 7, 2018.

1.27

“Unknown claims” means any Claims that Plaintiff, InfuSystem or any Current InfuSystem Stockholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those Claims in which some or all of the facts comprising the Claim may be unsuspected, or even undisclosed or hidden. With respect to any and all Released Claims, including Unknown Claims, the Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Current InfuSystem Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties shall expressly waive, and every Current InfuSystem Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. Plaintiff, InfuSystem, and any Current InfuSystem Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Parties shall expressly have, and every Current InfuSystem Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and every Current InfuSystem Stockholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.

2.	Terms of the Settlement

2.1     The benefits of the Settlement consist of the Reforms, the terms of which are fully set forth in Exhibit A attached hereto. Defendants acknowledge and agree that the pendency, prosecution, and settlement of the Derivative Action was a substantial contributing factor in the Company’s decision to adopt and implement each of the Reforms, which confer a substantial benefit on the Company and its stockholders.

2.2     InfuSystem shall ensure that the Reforms have been adopted no later than thirty (30) days from the date that the Court enters the Judgment and shall maintain the Reforms, except as otherwise stated in Exhibit A, for at least five (5) years.

3.	Procedure for Implementing the Settlement

3.1     Promptly after execution of this Stipulation, the Plaintiff shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order in this Court, substantially in the form of Exhibit C attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current InfuSystem Stockholders; (iii) approval of the form of notice substantially in the form of Exhibit B attached hereto; and (iv) a date for the Settlement Hearing.

3.2     InfuSystem shall undertake the administrative responsibility for giving notice to Current InfuSystem Stockholders in the manner set forth in this paragraph. InfuSystem shall be solely responsible for paying the costs and expenses related to providing such Notice or any notice that is required by the Court. Within twenty (20) calendar days after the Court’s entry of the Preliminary Approval Order, InfuSystem shall: (i) cause the Stipulation and Notice to be filed with the SEC along with an SEC Form 8-K; (ii) publish the Notice in a press release on GlobeNewswire; and (iii) publish the Stipulation and the Notice on an internet page that InfuSystem shall create for this purpose, which shall be accessible via a link on the “Investor Relations” page of InfuSystem’s website, the address of which shall be contained in the Notice. The Parties believe the content of the Notice and the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current InfuSystem Stockholders pursuant to applicable law and due process.

3.3     Plaintiff’s Counsel shall request that the Court hold the Settlement Hearing at least forty (40) calendar days after the deadline to provide the Notice described in Section IV, ¶ 3.2 above to Current InfuSystem Stockholders to approve the Settlement and the Fee and Expense Award.

3.4     Pending the Court’s determination as to final approval of the Settlement, Plaintiff and Plaintiff’s Counsel, and any Current InfuSystem Stockholders, derivatively on behalf of InfuSystem, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

4.	Releases

4.1     Upon the Effective Date, InfuSystem, Plaintiff, and each of InfuSystem’s current stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. InfuSystem, Plaintiff, and each of InfuSystem’s current stockholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.2     Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiff and his beneficiaries, Plaintiff’s Counsel, InfuSystem, and all current InfuSystem stockholders (solely in their capacity as InfuSystem stockholders) from any and all Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiff or his beneficiaries, Plaintiff’s Counsel, InfuSystem, or any current InfuSystem stockholders (solely in their capacity as InfuSystem stockholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting Defendants’ Released Claims against all of Plaintiff and his beneficiaries, Plaintiff’s Counsel, InfuSystem, and all current InfuSystem stockholders (solely in their capacity as InfuSystem stockholders) except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.3     Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Parties to enforce the terms of the Stipulation.

5.	Plaintiff’s Counsel’s Attorneys’ Fees and Expenses

5.1     In recognition of the substantial benefit provided to InfuSystem and Current InfuSystem Stockholders due to the Reforms as a result of the Settlement, Defendants agree to pay or to cause their insurer to pay to Plaintiff’s Counsel attorneys’ fees and expenses in the amount of seventy-five thousand dollars ($75,000.00) (the “Fee and Expense Award”), subject to the Court’s approval. Such Fee and Expense Award shall cover all fees and expenses for all Plaintiff’s Counsel in the Derivative Action. The Parties agree that the Fee and Expense Award is fair and reasonable in light of the substantial benefit conferred upon InfuSystem and Current InfuSystem Stockholders by the Reforms.

5.2     Defendants or their insurer shall cause the Fee and Expense Award to be made via bank wire to Plaintiff’s Counsel’s escrow account (the “Escrow Account”) within thirty (30) calendar days of the Court’s entering the Preliminary Approval Order. Plaintiff’s Counsel shall provide Defendants’ counsel, within ten (10) calendar days after entry of the Preliminary Approval Order, all necessary payment details to accomplish payment of the Fee and Expense Award to the Escrow Account by wire transfer, including bank account number, name of bank, bank address, a Sort Code or ABA Routing Number, wire transfer instructions, the Tax Identification Number, and an executed Form W-9. Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiff’s Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3     The Fee and Expense Award shall remain in the Escrow Account until the Court’s entry of an order approving the Fee and Expense Award, at which time the Fee and Expense Award shall be immediately releasable to Plaintiff’s Counsel. Should the Court order the payment of attorneys’ fees and expenses to Plaintiff’s Counsel in an amount less than the agreed Fee and Expense Award prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiff’s Counsel. Any amounts remaining in the Escrow Account shall be returned to Defendants or Defendants’ insurer, as appropriate, within twenty (20) calendar days of entry of the Judgment or a final judgment after any appeal is concluded.

5.4     Payment of the Fee and Expense Award in the amount approved by the Court shall constitute final and complete payment for Plaintiff’s Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Action and the resolution of the claims alleged therein. Defendants, including InfuSystem, shall have no obligation to make any payment to Plaintiff’s Counsel other than the payment to the Escrow Account provided in Section IV, ¶¶ 5.1-5.2 herein.

5.5     If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then Plaintiff’s Counsel and their successors shall be obligated to repay, within twenty (20) calendar days after written notification of such an event, the amount of the Fee and Expense Award paid by Defendants or Defendants’ insurer that they received. In the event of any failure to obtain final approval of the full amount of the Fee and Expense Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Award being overturned or substantially modified, Plaintiff’s Counsel and their successors shall be obligated to repay, within twenty (20) calendar days, the portion of the Fee and Expense Award paid by Defendants or Defendants’ insurer that they received and that was ultimately not awarded to Plaintiff’s Counsel.

5.6     Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs and attorneys’ fees.

5.7     In light of the substantial benefit Plaintiff has helped to create for all Current InfuSystem Stockholders, Plaintiff shall apply for a Court-approved service award in the amount of one thousand dollars ($1,000.00) (the “Service Award”), which Defendants shall not oppose. The Service Award to the Plaintiff, to the extent that it is approved, shall be funded from the Fee and Expense Award.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1     The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(i)	the entry of the Preliminary Approval Order;

(ii)	the Court’s entry of the Judgment;

(iii)	the payment of the Fee and Expense Award in accordance with Section IV, ¶¶ 5.1-5.2 herein; and

(iv)	the Judgment has become Final.

6.2     If any of the conditions specified in Section IV, ¶ 6.1 are not met, then the Stipulation shall be cancelled and terminated subject to Section IV, ¶ 6.4, and the Parties shall be restored to their respective positions in the Derivative Action as of the date immediately preceding the date of this Stipulation unless Plaintiff’s Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation.

6.3     Each of the Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit C hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the payment of the Fee and Expense Award in accordance with Section IV, ¶¶ 5.1-5.2 herein is not made; or (vi) the Effective Date of the Settlement cannot otherwise occur, except that such termination shall not be effective unless and until the terminating Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Parties, attempted in good faith to confer with the other Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

6.4     In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to Section IV, ¶ 6.3 above, the Parties shall be restored to their respective positions as of the date immediately preceding the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of Section IV, ¶¶ 1.1-1.27, 5.5, 6.4, 8.5-8.20 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Bankruptcy

7.1     In the event any proceedings by or on behalf of InfuSystem, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2     In the event of any Bankruptcy Proceedings by or on behalf of InfuSystem, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provision

8.1     The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2     Any planned, proposed or actual sale, merger or change-in-control of InfuSystem shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed or actual sale, merger or change-in-control of InfuSystem, the Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Award.

8.3     The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties shall not take the position that the litigation was brought or defended in bad faith or in violation of California Code of Civil Procedure § 128.7.

8.4     While maintaining their positions that the claims and defenses asserted in the Derivative Action are meritorious, Plaintiff and Plaintiff’s Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, based on the subject matter of the Derivative Action. Notwithstanding the foregoing, each of the Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Action was brought or defended in bad faith or without a reasonable basis.

8.5     Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiff or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d) shall not be offered, received, or used in any ways against Plaintiff as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiff’s claims are without merit or that Plaintiff would not have been able to prevail on his claims at trial.

8.6     Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

8.7     The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.8     The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.9     This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Derivative Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.10     The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

8.11     The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.12     The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.

8.13     The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.14     This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

8.15     All agreements made and orders entered during the course of the Derivative Action relating to the confidentiality of information and documents shall survive this Stipulation.

8.16     Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiff’s Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Sections 1152 and 1154 of the California Evidence Code as if such Code applied in all respects in any such proceeding or forum.

8.17     The Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.18     The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and their Related Persons.

8.19     Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

8.20     The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of December 7, 2018.

Dated: December 7, 2018		THE BROWN LAW FIRM, P.C.

	By:	/s/ Timothy Brown
Timothy Brown

240 Townsend Square
Oyster Bay, New York 11771
Telephone: (516) 922-5427
Facsimile: (516) 344-6204
Email: tbrown@thebrownlawfirm.com

Robert C. Moest, Of Counsel (SBN 62166)
2530 Wilshire Boulevard, Second Floor

Santa Monica, California 90403

Telephone: (310) 915-6628

Facsimile: (310) 915-9897

Email: rmoest@aol.com

Counsel for Plaintiff Scott Thomas

Dated: December 7, 2018		BRYAN CAVE LLP

	By:	/s/ Robert E. Boone
Robert E. Boone (SBN 132780)

David Harford (SBN 270696)

120 Broadway, Suite 300

Santa Monica, CA 90401

Telephone: (310) 576-2100

Facsimile: (310) 576-2200

Email: reboone@bryancave.com

david.harford@bryancave.com

Counsel for Defendants Eric K. Steen, Jonathan P. Foster, Christopher Downs, Gregg Lehman, David Dreyer, Scott A. Shuda, Joseph Whitters, and Wayne Yetter

Dated: December 7, 2018		IRELL & MANELLA LLP

	By:	/s/ Craig Varnen
Craig Varnen (SBN 170263)

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067-4276

Telephone: (310) 277-1010

Facsimile: (310) 203-7199
Email: cvarnen@irell.com

Counsel for Defendant Ryan Morris